Exhibit 23.2











                CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, we hereby consent to the incorporation of our report included in this form 10-K of KeySpan Corporation and into KeySpan Corporation's previously filed Registration Statements File Nos.: 333-53657, 333-53765, 333-920003, 333-79151, 333-40472, 333-43768, 333-60294, 333-82230,
333-104230, 333-119491 and 333-119474.



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.





                                        By: /s/Danny D. Simmons
                                            -------------------
                                            Danny D. Simmons
                                            Executive Vice President


Houston, Texas
February 25, 2005